Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 — 788 — 8200
FAX 804 — 788 — 8218

FILE NO: 26333.000176

September 8, 2014

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

9120 Lockwood Blvd.

Mechanicsville, Virginia 23116

Owens & Minor, Inc.

Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Owens & Minor, Inc., a Virginia corporation (the “Company”), Owens & Minor Distribution, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company (“O&M Distribution”), and Owens & Minor Medical, Inc., a Virginia corporation and a wholly-owned subsidiary of the Company (“O&M Medical” and, together with O&M Distribution, the “Guarantors”), in connection with the registration of an indeterminate amount of debt securities of the Company (the “Debt Securities”) and guarantees of the Debt Securities by the Guarantors (the “Guarantees” and, together with the Debt Securities, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Securities will be offered pursuant to an indenture (as it may be supplemented from time to time, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or reproductions or certified copies of such records of the Company and the Guarantors, certificates of officers of the Company and the Guarantors and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things:

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON

www.hunton.com

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 8, 2014

(i)	the Amended and Restated Articles of Incorporation of the Company;

(ii)	the Amended and Restated Bylaws of the Company;

(iii)	the Articles of Incorporation of O&M Distribution;

(iv)	the Bylaws of O&M Distribution;

(v)	the Articles of Incorporation of O&M Medical, as amended;

(vi)	the Bylaws of O&M Medical;

(vii)	the resolutions of the Board of Directors of the Company authorizing the registration of the Debt Securities;

(viii)	the resolutions of the Board of Directors of O&M Distribution authorizing the registration of the Guarantees;

(ix)	the resolutions of the Board of Directors of O&M Medical authorizing the registration of the Guarantees;

(x)	the Registration Statement, the Prospectus contained therein and the documents incorporated therein by reference;

(xi)	the form of the Indenture, including the Guarantee set forth therein; and

(xii)	the form of Debt Securities.

For purposes of the opinions expressed below, we have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the Guarantors and the validity, binding effect and enforceability thereof upon the Company and the Guarantors).

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the State of New York.

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 8, 2014

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. Each of the Guarantors is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

3. With respect to the Debt Securities, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (b) the Company’s Board of Directors or a duly constituted, authorized and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve the Indenture, and the issuance and terms of the Debt Securities, including the terms of the offering thereof, (c) the Indenture has been duly executed and delivered by each of the parties thereto, (d) the terms of the Debt Securities and of their issuance, offering and sale have been duly established in conformity with the Indenture and the applicable definitive purchase, underwriting or similar agreement and (e) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration for such Debt Securities, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. With respect to the Guarantees of any series of Debt Securities, when (a) the Indenture has been duly qualified under the TIA, (b) the Board of Directors of each of the Guarantors or a duly constituted, authorized and acting committee thereof has taken all necessary corporate action to authorize and approve the Indenture, and the issuance and terms of the Guarantees, including the terms of the offering thereof, (c) the Indenture has been duly executed and delivered by the parties thereto, (d) the terms of the Guarantees and of their issuance, offering and sale have been duly established in conformity with the Indenture and the applicable definitive purchase, underwriting or similar agreement and (e) the Debt Securities have been duly executed, authenticated,

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 8, 2014

issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration for such Debt Securities, such Guarantees will be legally issued and will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

The opinions set forth above are subject to the qualification that the validity and enforcement of the Company’s obligations under the Indenture and the Debt Securities and the Guarantors’ obligations under the Guarantees may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. Further, we call your attention to Senior Transeastern Lenders v. Official Comm. Of Unsecured Creditors (In re TOUSA, Inc., et al.), No. 11-11071, 2012 BL 119036 (11th Cir. May 15, 2012), and note that the validity and enforcement of the Guarantors’ obligations under the Guarantees may be subject to the holding in that case.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Registration Statement and (ii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

September 8, 2014

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP